UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020 (September 25, 2020)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Chimney Corner Lane, Suite 2001, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(732) 723-7395
(Registrant’s telephone number, including area code)

109 Ambersweet Way, #401 Davenport, Florida 33897
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2020, the Company conducted a second closing of a private placement (the “Private Placement”) pursuant to subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 990,208 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.25 per share for an aggregate amount of $1,237,760. As required by the Subscription Agreements, at the closing, the Company entered into a Registration Rights Agreement with the Investors pursuant to which the Investors are entitled to certain “piggyback” registration rights.

A FINRA registered broker dealer acted as placement agent with respect to the Private Placement and will receive a cash fee of $111,398 from the sale of the Shares to the Investors and warrants to purchase 49,511 shares of Common Stock.

The foregoing is not a complete summary of the terms of the  Private Placement and reference is made to the complete text of the form of Subscription Agreement, Registration Rights Agreement and form of Agent Warrant which was filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

Each of the Investors in the Private Placement is an “accredited investor” as that term is defined in Regulation D, Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares issued and sold in the Private Placement were offered and sold by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder. In connection with the sale of the Shares, the Company relied on the Investors' written representations that they were each an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising.

[Signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FC Global Realty Incorporated has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	MARIZYME, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Interim Chief Executive Officer